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                                                                    EXHIBIT 3.14

                                    BY-LAWS

                                       of

                            RICE-CARDEN CORPORATION

                                   ARTICLE I

                                    Offices
                                    -------

     The principal office of the corporation in the State of Missouri shall be located in Kansas City, Jackson County, Missouri. The registered office of the corporation required by "The General and Business Corporation Act of Missouri" to be maintained in the State of Missouri may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

                                  ARTICLE II

                                 Stockholders
                                 ------------

     Section 1. Annual Meeting. The annual meeting of the stockholders shall be
                --------------
held on the first Tuesday in January in each year beginning with the year, 1946, at the hour of 10 o'clock A.M. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of the directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

     Section 2. Special Meetings. Special meetings of the stockholders may be
                ----------------
called by the President, by the Board of Directors or by the holders of not less than one-fifth (1/5) of all of the outstanding shares of the corporation entitled to vote at such meeting.

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     Section 3. Place of Meeting. The Board of Directors may designate any place
                ----------------
either within or without the State of Missouri as the place of meeting for any annual or special meeting called by the Board of Directors. A waiver of notice signed by all stockholders may designate any place, either within or without the State of Missouri as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Missouri.

     Section 4. Notice of Meetings. Except as otherwise provided by law, written
                ------------------
or printed notice stating the place and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten (10) days before the date of the meeting, either personally or by mail, by or at the direction of the President., or Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited with the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the records of the corporation. In addition to said written or printed notice of such meeting the corporation shall also publish notice of any such meeting in a daily or weekly newspaper published in Jackson County, Missouri, the first insertion to be not less than ten (10) days prior to the date of the meeting; and if such notice is published in a weekly newspaper, such notice shall be published at least twice; and if such notice is published in a daily newspaper, such notice shall be published at least nine times.

     Section 5. Meetings of Stockholders Without Notice. If all of the
                ---------------------------------------
stockholders shall meet at any time and place, either within or without the State, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

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     Section 6. Quorum. A majority of the outstanding shares of the corporation
                ------
entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, provided that if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment, and no notice need to be given of such adjournment to stockholders not present at the meeting.

     Section 7. Proxies. At all meetings of stockholders, a stockholder may vote
                -------
by proxy executed in writing by the stockholders or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

     Section 8. Voting of Shares. Subject to the provisions of Section 9
                ----------------
hereof., each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to the vote of the stockholders.

     Section 9. Cumulative Voting. In all elections for directors every
                -----------------
stockholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate such shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

                                  ARTICLE III

                                   Directors
                                   ---------

     Section 1. General Powers. The business and affairs of the corporation
                --------------
shall be managed by its Board of Directors.

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     Section 2.  Number, Tenure and Qualifications. The number of directors to
                 ---------------------------------
constitute the whole Board shall be four. Each director shall hold office for a term of one year for which he is elected or until his successor shall have been elected and qualified. At least one such director must be a bona fide citizen and resident of the State of Missouri.

     Section 3.  Regular Meetings. A regular meeting of the Board of Directors
                 ----------------
shall be held without other notice than this by-law immediately after and at the same place as the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri., for the holding of additional regular meetings without other notice than such resolution.

     Section 4.  Special Meetings. Special meetings of the Board of Directors
                 ----------------
may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of. Missouri, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5.  Notice. Notice of any special meeting shall be given at least
                 ------
two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed., such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be

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transacted at, nor the purpose of, any regular meeting or special meeting of the
Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. Quorum. A majority of the Board of Directors shall constitute a
                ------
quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice and the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

     Section 7. Vacancies. In case of the death or resignation of one or more of
                ---------
the Board of Directors, a majority of the surviving or remaining directors may fill the vacancy or vacancies until the successor or successors are elected at a stockholders' meeting.

     Section 8. Compensation. Directors as such not receive any stated salaries
                ------------
for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV

                                   Officers
                                   --------

     Section 1. Number. The officers of the corporation shall be a President.,
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chosen from the members of the Board of Directors, a Vice-President, chosen from the members of the Board of Directors, and a Secretary and a Treasurer who need not be a member or members of the Board of Directors. The offices of Vice-President and Secretary and of Vice-President and Treasurer may be held by the same person. The Board of Directors may also in its discretion elect a Chairman of the 'Board and such other officers as it may deem necessary, who, subject to

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Article V hereof, shall hold their offices for such terms and who, subject to the other provisions of this Article IV, shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 2.  Election and Term of Office. Subject to the provisions of
                 ---------------------------
Section 1 of this Article IV, the officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner permitted by law.

     Section 3.  President. The President shall be the principal executive
                 ---------
officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President including the power and authority to prescribe and promulgate policies governing the management of the corporation's property including the right to appoint agents, managers and/or assistants and of supervising and directing and finances and financial operations of the corporation, and authority to negotiate leases, both short-term and

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long-term, and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 4.  Vice-President. In the absence of the President, or in the
                 --------------
event of his Inability or refusal to act, the Vice-President shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President, except where he at the time also holds the office of Secretary, may sign with the Secretary certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 5.  Secretary. The Secretary shall keep the minutes of meetings of
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the stockholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; sign with the President or the Vice-President, subject to Section 6 of this Article IV, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, or by the Board of Directors.

     Section 6.  Treasurer. If required by the Board of Directors, the Treasurer
                 ---------
shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for

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all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or depositaries as shall be selected in accordance with the provisions of Article VI hereof. He shall in general perform all the duties incident to the office of Treasurer and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

     Section 7.  Salaries. The salaries of the officers shall be fixed from time
                 --------
to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact he is also a member of the Board of Directors of the corporation.

                                   ARTICLE V

                                  Committees
                                  ----------

     The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each such committee to consist of two (2) or more of the directors of this corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the 'Board when required.

                                  ARTICLE VI

                    Contracts, Loans, Checks, and Deposits
                    --------------------------------------

     Section 1. Contracts. Except as otherwise provided by the Board of
                ---------
Directors of this company, all formal contracts, conveyances of real estate and other instruments of every kind of

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the company shall be executed in its behalf by the President or Vice-President, and where necessary to be attested, shall be attested by the Secretary.

     Section 2.  Loans. No loans shall be contracted on behalf of the
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corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.

     Section 3.  Checks, Drafts, et cetera. All checks, drafts or other orders
                 -------------------------
for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by the President or Vice-President and attested by the Secretary or be signed and attested by such other officer or officers., agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4.  Deposits. All funds of the corporation not otherwise employed
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shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                  ARTICLE VII

                  Certificates for Shares and Their Transfer
                  ------------------------------------------

     Section 1.  Certificates for Shares. Certificates representing shares of
                 -----------------------
the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed b7 the President, or the Vice-President, and Secretary or Assistant Secretary, and shall be sealed with the seal of the corporation. Each certificate shall have plainly stated on its face the number of shares which it represents. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and the date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be

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issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 2.  Transfer of Shares. Transfer of shares of the corporation shall
                 ------------------
be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                 ARTICLE VIII

                                  Fiscal Year
                                  -----------

     The fiscal year of the corporation shall correspond with the calendar year.

                                  ARTICLE IX

                                   Dividends
                                   ---------

     The Board of Directors may from time to time, declare., and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation as amended.

                                   ARTICLE X

                                     Seal
                                     ----

     The Board of Directors shall provide a corporate seal., which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal Jackson County, Missouri".

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                                  ARTICLE XI

                                    Notice
                                    ------

     Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation, as amended, or under the provisions of the "General and Business Corporation Act of Missouri", waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice except as may be otherwise required by law.

                                  ARTICLE XII

                                  Amendments
                                  ----------

     These by-laws may be altered, amended, or repealed and new by-laws may be adopted at any regular or special meeting of the Board of Directors of the corporation by a majority vote of the directors present at such meeting, but any such alteration, amendment or repeal and any by-laws made by the Board of Directors may be altered, amended or repealed by the stockholders of the corporation by a majority vote of the stockholders entitled to vote and present at any annual meeting or at any special meeting, provided notice of such meeting shall state that the purpose or one of the purposes of such special meeting will be to consider and act upon such alteration, amendment or repeal.

          The resolution was unanimously adopted.

          Whereupon there being no further business to come before said meeting an adjournment was duly had.

                                           /s/ Romney R. Gifford
                                          -------------------------------------
                                                      Chairman

Attest:

   /s/ Marguerite Shore
 -----------------------------
     Secretary

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